SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of October 15, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Sector Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM";

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT

AIM Energy Fund                                       November 25, 2003

AIM Financial Services Fund                           November 25, 2003

AIM Gold & Precious Metals Fund                       November 25, 2003

AIM Health Sciences Fund                              November 25, 2003

AIM Leisure Fund                                      November 25, 2003

AIM Technology Fund                                   November 25, 2003

AIM Utilities Fund                                    November 25, 2003

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM ENERGY FUND
                          AIM FINANCIAL SERVICES FUND
                        AIM GOLD & PRECIOUS METALS FUND
                            AIM HEALTH SCIENCES FUND
                                AIM LEISURE FUND
                              AIM TECHNOLOGY FUND
                               AIM UTILITIES FUND

         NET ASSETS                                               ANNUAL RATE

         First $350 million..........................................0.75%
         Next $350 million...........................................0.65%
         Next $1.3 billion...........................................0.55%
         Next $2 billion.............................................0.45%
         Next $2 billion.............................................0.40%
         Next $2 billion.............................................0.375%
            Over$8 billion...........................................0.35%"


         2.In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM SECTOR FUNDS


Attest:   /s/ Lisa Moss                        By: /s/ Robert H. Graham
          -------------------------------          ----------------------------
          Assistant Secretary                      Robert H. Graham
                                                   President


(SEAL)


                                               A I M ADVISORS, INC.


Attest:   /s/ Lisa Moss                        By: /s/ Mark H. Williamson
          -------------------------------          ----------------------------
          Assistant Secretary                      Mark H. Williamson
                                                   President


(SEAL)


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